                                                                      EXHIBIT 99

             TOWER FINANCIAL CORPORATION REPORTS THIRD QUARTER 2004
                          DILUTED EPS OF $0.16, UP 6.7%

FORT WAYNE, INDIANA - OCTOBER 28, 2004 - Tower Financial Corporation (NASDAQ:
TOFC) today announced third quarter 2004 net income of $629,000, an increase of
2.3 percent above the $615,000 reported for the prior-year third quarter. Diluted earnings per share were $0.16, compared with the $0.15 reported for the year-ago period. The Company experienced strong growth in net interest income partially offset by a higher loan loss provision.

For the first nine months of 2004, net income was $1.6 million compared with $1.2 million for the prior-year period, an increase of 27.2 percent. Diluted earnings per share were $0.39, a 25.8 percent increase over the $0.31 reported for the first nine months of 2003. Nine-month results reflect growth in net interest income and a lower loan loss provision, partially offset by higher non-interest expense.

Highlights of the third quarter include:

      - Revenue growth up 14.4 percent over the year-ago quarter, driven by a 26 basis point increase in the net interest margin and 13.7 percent growth in average earning assets.

      - Asset-sensitive balance sheet position; 69.2 percent of loans are tied to a variable rate.

        - Annualized loan growth of 14.8 percent for the third quarter of 2004.

      - Growth in trust fees of 27.0 percent, reflecting the success of Tower's integrated advisory approach to wealth services.

      - A single loan of $3.2 million was added to non-accrual status and reserves were increased in anticipation of a fourth quarter charge-off.

      - The introduction of Health Savings Accounts as an attractive option for businesses in search of controlling healthcare costs.

Donald F. Schenkel, Chairman and Chief Executive Officer, commented, "We are pleased with our solid revenue growth this quarter. Our clients have long recognized the value we provide as a premier community bank in the Fort Wayne marketplace; our improving revenue trends reflect the strengthening of Tower's earning power and the increasing value we provide to shareholders.

"Our balance sheet is strategically-positioned for the new higher rate environment. We continue to devote management attention to expense control even as we expand Tower's presence in the Fort Wayne marketplace. Our recently-opened Waynedale office, our loan production and business development office in Angola, Indiana as well as our expanded trust services group all have contributed to our double-digit revenue growth and softened the impact of lower mortgage banking activity levels. In addition, this quarter we rolled out our Health Savings Account, which will provide us with an additional source of core deposits and fee income."

Total revenue, consisting of net interest income and non-interest income, was $4.5 million for the third quarter of 2004, an increase of 14.4 percent over the $4.0 million reported in the prior-year period. Net interest income for the current quarter grew 20.9 percent to $3.7 million, reflecting a 13.7 percent increase in average earning assets and a 26 basis point improvement in the net interest margin to 3.32 percent. Mr. Schenkel noted, "The recent increase in the federal funds rate, in conjunction with our asset-sensitive balance sheet, have had a favorable impact on our margin. We are positioned to benefit from any further increases in interest rates."

Non-interest income was $853,000 for the third quarter of 2004 compared with $920,000 for the prior-year period, a decline of 7.3 percent. All fee categories rose except mortgage banking activity; loan broker fees declined by $171,000, or
65.7 percent, to $89,000. Trust fees experienced another quarter of strong growth, up 27.0 percent over the prior-year third quarter, to $429,000. Mr. Schenkel noted, "Our integrated approach to trust services has great appeal to high net worth clients and has enabled us to successfully increase market share." The group now manages 491 accounts and $332.8 million in assets compared with 418 accounts and $273.7 million in assets a year ago, an increase of 17.5 percent and 21.6 percent, respectively.

Non-interest expense for the third quarter of 2004 was $2.9 million, an 8.8 percent increase over the $2.7 million reported for the third quarter of 2003 and a 6.5 percent decrease from the linked quarter. Salary and related expenses were $1.6 million for the current quarter, a gain of 5.4 percent above prior year, but slightly below the previous quarter due to certain unfilled positions, a situation that will shortly be resolved. Increases in other categories supported overall growth, including expenses related to the recently opened Waynedale office and the major facilities expansion for the wealth services group. The 30.3 percent decline in other expenses reflects a decline in professional costs which peaked in the second quarter of this year. The efficiency ratio was 64.30 percent for the third quarter of 2004, down from
67.62 percent for the year-ago period, reflecting the lower than anticipated level of salary expenses.

Regarding asset quality, Mr. Schenkel commented, "Fort Wayne's economic recovery has been slower than anticipated, and this has had an impact on the vitality of our local businesses. We began to restructure our credit and loan departments beginning in 2003; this has improved our ability to monitor credits based on past experience and anticipated future growth.

"In the third quarter," Mr. Schenkel continued, "we added a single commercial credit of $3.2 million to non-accrual status. The loan initially appeared as impaired in first quarter of 2004. Borrower collateral addressed a majority of this credit and subsequent to the close of the third quarter, we entered into an agreement to sell the note for $2.255 million and realize a loss of $983,000. We added to our reserve in the third quarter in anticipation of this charge-off. Apart from this single loan, our portfolio is performing well." Annualized net charge-offs for the third quarter of 2004 were $259,000, or 0.27 percent of average loans, compared with $185,000 or 0.20 percent of average loans in the third quarter of 2003 and $273,000 or 0.29 percent, in the linked quarter. Non-performing assets at September 30, 2004 were $4.5 million, or 0.95 percent of total assets, compared with $1.7 million, or 0.40 percent, twelve months ago. Including the addition of $655,000 to the loan loss reserve this quarter, Tower's allowance for loan losses was 1.44 percent of period-end loans.

Assets reached $477.4 million at September 30, 2004, an 11.5 percent increase over the$428.0 million reported twelve months ago. Loans outstanding grew by $21.9 million, or 5.9 percent, reaching $395.9 million at September 30, 2004. Mr. Schenkel noted that the annualized loan growth rate for the third quarter was 14.8 percent, reflecting the organic growth of our clients as well as their referrals within the Fort Wayne business community. Deposits increased $37.5 million, or 10.3 percent, to $401.0 million; non-interest bearing deposits now comprise 14.3 percent of the deposit portfolio.

Shareholders' equity was $43.3 million at September 30, 2004, an increase of 7.7 percent from the $40.2 million at September 30, 2003. The Company continues its `well-capitalized' status; the total risk-based capital ratio was 12.39 percent. Quarter-end shares outstanding totaled 4,003,156.

ABOUT THE COMPANY

Tower Financial Corporation is the bank holding company for Tower Bank & Trust Company, a rapidly growing community bank that opened in February 1999. The only publicly-held bank headquartered in Fort Wayne, Indiana, Tower provides a wide variety of bank and trust services to businesses and consumers located in Northeast Indiana through its five full-service banking centers and one business development office. Tower Financial Corporation's common stock is listed on the Nasdaq National Market under the symbol 'TOFC'. For further information, please visit Tower's web site www.towerbank.net.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank. These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Reform Act of 1995.

These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by the Corporation with the Securities and Exchange Commission and available via EDGAR.

These are representative of the future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Tower Financial Corporation
CONSOLIDATED BALANCE SHEETS
At September 30, 2004, December 31, 2003 and September 30, 2003

                                                                                   (unaudited)                         (unaudited)
                                                                                     JUNE 30         DECEMBER 31         JUNE 30
                                                                                      2004               2003              2003
                                                                                  -------------     -------------     -------------
ASSETS
Cash and due from banks                                                           $  14,461,863     $  12,708,817     $  13,923,286
Short-term investments and interest-earning deposits                                  3,297,084         4,017,755         9,386,607
Federal funds sold                                                                   13,521,417        11,115,643        14,392,772
                                                                                  -------------     -------------     -------------
                      Total cash and cash equivalents                                31,280,364        27,842,215        37,702,665

Securities available for sale, at fair value                                         43,582,641        24,324,935        10,066,980
FHLBI and FRB stock                                                                   2,382,500         2,332,500         2,085,200
Loans held for sale                                                                           -                 -           108,203

Loans                                                                               395,882,505       376,838,578       373,959,995
Allowance for loan losses                                                            (5,707,424)       (5,259,273)       (5,628,757)
                                                                                  -------------     -------------     -------------
                      Net loans                                                     390,175,081       371,579,305       368,331,238

Premises and equipment, net                                                           3,106,069         2,932,580         2,710,526
Accrued interest receivable                                                           1,844,508         1,289,370         1,353,369
Other assets                                                                          5,118,226         6,168,085         5,645,554
                                                                                  -------------     -------------     -------------
                      Total assets                                                $ 477,489,389     $ 436,468,990     $ 428,003,735
                                                                                  =============     =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
    Noninterest-bearing                                                           $  57,423,989     $  62,638,230     $  54,935,268
    Interest-bearing                                                                343,579,484       300,238,538       308,528,314
                                                                                  -------------     -------------     -------------
                      Total deposits                                                401,003,473       362,876,768       363,463,582

Short-term borrowings                                                                   200,000         1,060,000         1,060,000
Federal Home Loan Bank advances                                                      28,000,000        27,000,000        19,000,000
Junior subordinated debt                                                              3,608,000         3,608,000         3,500,000
Accrued interest payable                                                                460,564           278,964           259,716
Other liabilities                                                                       942,250           736,609           554,551
                                                                                  -------------     -------------     -------------
                      Total liabilities                                             434,214,287       395,560,341       387,837,849

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares authorized; no shares issued and outstanding
Common stock and paid-in-capital, no par value, 6,000,000 shares authorized; issued and outstanding - 3,944,394 shares at June 30, 2004 and
 3,942,519 shares at  December 31, 2003 and 3,932,194 at June 30, 2003               37,952,860        37,322,694        37,202,542
Retained earnings                                                                     5,124,927         3,560,844         2,990,948
Accumulated other comprehensive income , net of tax
 of $(385,065) at June 30, 2004 and $16,741 at December 31,
 2003 and $55,548 at June 30, 2003                                                      197,315            25,111           (27,604)
                                                                                  -------------     -------------     -------------
                      Total stockholders' equity                                     43,275,102        40,908,649        40,165,886
                                                                                  -------------     -------------     -------------
     Total liabilities and stockholders' equity                                   $ 477,489,389     $ 436,468,990     $ 428,003,735
                                                                                  -------------     -------------     -------------

Tower Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended September 30, 2004 and 2003
(unaudited)

                                      FOR THE THREE MONTHS ENDED     FOR THE NINE MONTHS ENDED
                                             SEPTEMBER 30                   SEPTEMBER 30
                                      --------------------------     --------------------------
                                         2004           2003            2004           2003
                                      -----------    -----------     -----------    -----------
INTEREST INCOME:
      Loans, including fees            $4,860,428    $ 4,354,464     $13,798,309    $12,755,646
      Securities - taxable                338,249         72,247         768,233        246,423
      Securities - tax exempt             138,245         29,950         352,335         71,454
      Other interest income                62,677         36,868         134,584        134,507
                                       ----------    -----------     -----------    -----------
          Total interest income         5,399,599      4,493,529      15,053,461     13,208,030

INTEREST EXPENSE:
      Deposits                          1,457,706      1,242,841       4,045,185      3,933,029
      Short-term borrowings                   654        (18,163)          4,785         11,294
      FHLB advances                       185,077        150,306         525,638        411,351
      Trust preferred securities           81,180         79,335         243,540        238,005
                                       ----------    -----------     -----------    -----------
          Total interest expense        1,724,617      1,454,319       4,819,148      4,593,679
                                       ----------    -----------     -----------    -----------

Net interest income                     3,674,982      3,039,210      10,234,313      8,614,351
PROVISION FOR LOAN LOSSES                 655,000        300,000       1,465,000      1,835,000
                                       ----------    -----------     -----------    -----------
Net interest income after provision
 for loan losses                        3,019,982      2,739,210       8,769,313      6,779,351

NONINTEREST INCOME:
      Trust fees                          429,278        337,974       1,247,611      1,031,318
      Service charges                     152,184        164,075         458,063        472,870
      Loan broker fees                     89,139        259,925         259,555        744,861
      Gain on sale of securities                -              -               -        190,766
      Other fees                          182,898        158,339         492,693        448,219
                                       ----------    -----------     -----------    -----------
          Total noninterest income        853,499        920,313       2,457,922      2,888,034

NONINTEREST EXPENSE:
      Salaries and benefits             1,616,252      1,532,737       4,849,277      4,137,202
      Occupancy and equipment             428,816        303,888       1,177,610        909,951
      Marketing                           111,778         47,298         412,319        258,354
      Data processing                      98,278         88,353         289,058        260,756
      Loan and professional costs         213,323        202,433         781,425        529,516
      Office supplies and postage         100,766         64,723         260,103        202,662
      Courier service                      74,322         72,975         224,169        209,260
      Other expense                       268,728        364,989         840,302      1,205,604
                                       ----------    -----------     -----------    -----------
          Total noninterest expense     2,912,263      2,677,396       8,834,263      7,713,305
                                       ----------    -----------     -----------    -----------
INCOME BEFORE INCOME TAXES                961,218        982,127       2,392,972      1,954,080
Income taxes expense                      332,010        367,240         828,890        723,910
                                       ----------    -----------     -----------    -----------
NET INCOME                             $  629,208    $   614,887     $ 1,564,082    $ 1,230,170
                                       ==========    ===========     ===========    ===========
BASIC EARNINGS PER COMMON SHARE        $     0.16    $      0.16     $      0.40    $      0.31
DILUTED EARNINGS PER COMMON SHARE      $     0.16    $      0.15     $      0.39    $      0.31
Average common shares outstanding       3,947,941      3,932,194       3,945,292      3,931,905
Average common shares and dilutive
 potential common shares outstanding    4,025,947      3,999,995       4,039,292      4,004,821

Tower Financial Corporation
CONSOLIDATED FINANCIAL HIGHLIGHTS
Second Quarter 2004
(unaudited)

                                                                        QUARTERLY                               YEAR-TO-DATE
                                               ----------------------------------------------------------   ---------------------
                                                 3RD QTR     2ND QTR     1ST QTR     4TH QTR     3RD QTR
($ in thousands except for share data)            2004        2004        2004        2003         2003       2004        2003
                                               ----------   ---------   ---------   ---------   ---------   ---------   ---------
EARNINGS
  Net interest income                          $    3,675       3,290       3,269       3,151       3,039      10,234       8,614
  Provision for loan loss                      $      655         310         500         350         300       1,465       1,835
  NonInterest income                           $      853         816         788         754         920       2,458       2,888
  NonInterest expense                          $    2,912       3,115       2,807       2,640       2,677       8,834       7,713
  Net income                                   $      629         455         480         570         615       1,564       1,230
  Basic earnings per share                     $     0.16        0.12        0.12        0.14        0.16        0.40        0.31
  Diluted earnings per share                   $     0.16        0.11        0.12        0.14        0.15        0.39        0.31
  Average shares outstanding                    3,947,941   3,944,394   3,943,512   3,937,591   3,932,194   3,945,292   3,931,905
  Average diluted shares outstanding            4,025,947   4,017,018   4,044,039   4,014,224   3,954,794   4,039,292   4,004,821

PERFORMANCE RATIOS
  Return on average assets *                         0.53%       0.40%       0.44%       0.52%       0.60%       0.46%       0.42%
  Return on average common equity *                  5.93%       4.38%       4.67%       5.57%       6.12%       5.02%       4.16%
  Net interest margin (fully-tax equivalent)*        3.32%       3.06%       3.17%       3.03%       3.06%       4.78%       3.05%
  Efficiency ratio                                  64.30%      75.87%      69.19%      67.61%      67.62%      69.60%      67.06%

CAPITAL
  Average equity to average assets                   9.00%       9.16%       9.46%       9.38%       9.73%       9.00%      10.10%
  Tier 1 leverage capital ratio                      9.97%       9.99%      10.26%      10.26%      10.65%       9.97%      10.99%
  Tier 1 risk-based capital ratio                   11.18%      11.18%      11.31%      11.44%      11.38%      11.18%      11.75%
  Total risk-based capital ratio                    12.39%      12.39%      12.52%      12.66%      12.63%      12.39%      13.01%
  Book value per share                         $    10.81       10.46       10.55       10.38       10.21       10.81       10.09

ASSET QUALITY
  Net charge-offs                              $      259         273         391         719         185         664         767
  Net charge-offs to average loans *                 0.27%       0.29%       0.42%       0.77%       0.20%       0.23%       0.29%
  Allowance for loan losses                    $    5,707       5,181       5,368       5,259       5,629       5,707       5,514
  Allowance for loan losses to total loans           1.44%       1.36%       1.40%       1.40%       1.51%       1.44%       1.55%
  Nonperforming loans                          $    4,144       1,637       2,117       1,905       1,625       4,144       1,936
  Other real estate owned                      $      400           -           -          80          80         400          80
  Nonperforming loans to total loans                 1.05%       0.43%       0.55%       0.51%       0.43%       1.05%       0.54%
  Nonperforming assets to total assets               0.95%       0.35%       0.47%       0.45%       0.40%       0.95%       0.50%

END OF PERIOD BALANCES
  Total assets                                 $  477,489     473,616     446,054     436,469     428,004     477,489     428,004
  Total earning assets                         $  445,145     454,225     430,466     418,629     410,000     445,145     410,000
  Total loans                                  $  395,883     381,690     382,941     376,839     373,960     395,883     373,960
  Total deposits                               $  401,003     400,212     370,953     362,877     363,464     401,003     363,464
  Stockholders' equity                         $   43,275      41,266      41,623      40,909      40,166      43,275      40,166

AVERAGE BALANCES
  Total assets                                 $  467,142     454,100     437,385     432,696     409,912     452,877     392,513
  Total earning assets                         $  449,735     436,621     420,517     416,815     395,586     435,667     379,455
  Total loans                                  $  387,269     381,613     377,936     372,170     366,453     382,267     348,879
  Total deposits                               $  393,480     380,577     361,113     366,974     345,268     378,443     351,888
  Stockholders' equity                         $   42,058      41,615      41,370      40,568      39,875      41,638      39,642

* annualized for quarterly data